UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events
Signatures

Section 8 – Other Events

Item 8.01. Other Events

On December 23, 2020, Weyerhaeuser Company (“Weyerhaeuser”) closed a pension transfer transaction pursuant to the terms of that certain Commitment Agreement dated as of December 16, 2020 (“Agreement”) by and among Weyerhaeuser, Metropolitan Tower Life Insurance Company (“MetLife”) and State Street Global Advisors Trust Company, as independent fiduciary to Weyerhaeuser’s U.S. Pension Plan (the “Pension Plan”). Under the terms of the Agreement, the Pension Plan purchased a group annuity contract that transfers to MetLife Weyerhaeuser’s Pension Plan benefit obligations for nearly 5,200 Weyerhaeuser retirees and beneficiaries in the United States (“Transferred Participants”).

As part of the purchase of the group annuity contract, Pension Plan benefit obligations and related annuity administration services for Transferred Participants have been irrevocably assumed and guaranteed by MetLife. There will be no change to pension benefits for Transferred Participants. By irrevocably transferring these obligations to MetLife, Weyerhaeuser reduced its overall projected Pension Plan benefit obligation by approximately $765 million. The purchase of the group annuity contract was funded directly by Pension Plan assets.

Weyerhaeuser expects to recognize a non-cash pre-tax pension settlement charge of $253 million in the fourth quarter of 2020 as a result of the purchase of the group annuity contract.

Certain statements in this Current Report on Form 8-K are or may be considered forward-looking statements, such as statements relating to the financial impact and future benefits of the transactions contemplated by the Agreement. These statements reflect Weyerhaeuser management’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. There is no guarantee that any of the events anticipated by Weyerhaeuser’s forward-looking statements will occur. Factors that could cause actual results to differ materially from those expressed or implied in this Current Report include, but are not limited to, the amount and timing of the expected settlement charge, and other factors that can be found in Weyerhaeuser’s filings with the Securities and Exchange Commission. Weyerhaeuser undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: January 25, 2021